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                                                                      EXHIBIT 21




                         CHART HOUSE ENTERPRISES, INC.
                SIGNIFICANT SUBSIDIARIES AS OF DECEMBER 30, 1996

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Name                           State of Incorporation           Trade Name
----                           ----------------------           ----------
Chart House, Inc.              Delaware                         Chart House, Peohe's

Big Wave, Inc.                 Delaware
(formerly known as
Islands Restaurants, Inc.)

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